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                                                                     EXHIBIT 11





                        EARNINGS PER SHARE COMPUTATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                            Three Month Period            Six Month Period
                                                                               Ended June 30,               Ended June 30,
                                                                            ------------------           -----------------

                                                                             1998          1997           1998         1997
                                                                           --------      --------        -------     -------
EARNINGS PER COMMON AND DILUTIVE
  COMMON EQUIVALENT SHARE:
  Net Income                                                                $ 6,961      $  5,008       $ 14,625    $ 10,701
                                                                            =======      ========       ========    ========
   Shares:
  Weighted average number of common
      shares outstanding                                                     26,515        20,831         26,012      20,896
  Weighted average number of additional shares
      issuable for common stock equivalents (a)                                 688         1,222            732       1,309
                                                                            -------      --------       --------    --------
         Adjusted common shares                                              27,203        22,053         26,744      22,205
                                                                            =======      ========       ========    ========

EARNINGS PER SHARE -DILUTED                                                 $  0.26      $   0.23       $   0.55    $   0.48
                                                                            =======      ========       ========    ========


(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive common stock equivalents.